Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Jurisdiction of Incorporation

Altivity Packaging Grupo, S. de R.L. de C.V.	Mexico
Altivity Packaging Servicios, S. de R.L. de C.V.	Mexico
AR Packaging (Beijing) Co Ltd.	China
AR Packaging Beteiligungen GmbH	Germany
AR Packaging Russia Holding GmbH	Austria
Bond Project Holdings, LLC	Delaware
Brandpack Consulting GmbH i.L.	Germany
Field Container Queretaro (USA), L.L.C.	Delaware
Gasporox AB	Sweden
Gbox SA de C.V.	Mexico
GPI Aachen GmbH	Germany
GPI Austria GmbH	Austria
GPI Berlin GmbH	Germany
GPI Cambridge Ltd.	UK
GPI Cambridge Holdings Limited	UK
GPI Cholet	France
GPI Istra d.d	Croatia
GPI Digital AB	Sweden
GPI Estonia AS	Estonia
GPI Finland Oy	Finland
GPI Flexibles AB	Sweden
GPI France	France
GPI Frankfurt & Augsburg GmbH	Germany
GPI Funding LLC	Delaware
GPI Funding II, LLC	Delaware
GPI Germany GmbH	Germany
GPI Graz GmbH	Austria
GPI Group AB	Sweden
GPI Halmstad AB	Sweden
GPI Hanover GmbH	Germany
GPI Highbridge Limited	UK
GPI Holding AB	Sweden
GPI Holding Gmbh	Gerrmany
GPI Holdings UK Ltd.	UK
GPI International AB	Sweden
GPI Krakow sp z.o.o.	Poland
GPI Munich GmbH	Germany
GPI North America Inc.	United States
GPI Ohio, LLC	United States
GPI Poznán sp z.o.o.	Poland
GPI Rotherham Ltd.	UK
GPI Service GmbH	Germany
GPI South Dakota, LLC	United States
GPI Swiss AG	Switzerland

GPI Sweden AB	Sweden
GPI Sweden Holdings AB	Sweden
GPI Sweden Holdings 1 AB	Sweden
GPI Systems AB	Sweden
GPI Tibro AB	Sweden
Graphic Packaging Flexible Holdings, LLC	Delaware
Graphic Packaging International Australia Converting Limited	Australia
Graphic Packaging International Australia Pty Limited	Australia
Graphic Packaging International Bardon Limited	UK
Graphic Packaging International Box Holdings Limited	UK
Graphic Packaging International Bremen GmbH	Germany
Graphic Packaging International Canada, ULC	British Columbia
Graphic Packaging International Cartons Santander, S.A.	Spain
Graphic Packaging International Distribution Limited	UK
Graphic Packaging International do Brasil - Embalagens Ltda.	Brazil
Graphic Packaging International Enterprises, LLC	Delaware
Graphic Packaging International Europe Carton Design Limited	UK
Graphic Packaging International Europe Cartons B.V.	Netherlands
Graphic Packaging International Europe Finance & Real Estate B.V.	Netherlands
Graphic Packaging International Europe Holdings B.V.	Netherlands
Graphic Packaging International Europe Netherlands B.V.	Netherlands
Graphic Packaging International Europe Netherlands Holdings B.V.	Netherlands
Graphic Packaging International Europe N.V.	Belgium
Graphic Packaging International Europe Spain Holding, S.L.	Spain
Graphic Packaging International Europe UK Holdings Limited	UK
Graphic Packaging International Europe UK Limited	UK
Graphic Packaging International Foodservice Europe Ltd	UK
Graphic Packaging International France	France
Graphic Packaging International Gateshead Limited	UK
Graphic Packaging International Holding Company, LLC	Delaware
Graphic Packaging International Holdings Mexico, S. de R.L. de C.V.	Mexico
Graphic Packaging International Japan Ltd.	Japan
Graphic Packaging International Korea, LLC	Korea
Graphic Packaging International Limited	UK
Graphic Packaging International, LLC	Delaware
Graphic Packaging International Mexicana, S. de R.L. de C.V.	Mexico
Graphic Packaging International New Zealand Limited	New Zealand
Graphic Packaging International Nigeria Cartons Limited	Nigeria
Graphic Packaging International Nigeria Properties Limited	Nigeria
Graphic Packaging International Operadora de Mexico, S. de R.L. de C.V.	Mexico
Graphic Packaging International Partners, LLC	Delaware
Graphic Packaging International Philanthropic Fund	Delaware
Graphic Packaging International S.p.A.	Italy
Graphic Packaging International Servicios, S. de R.L. de C.V.	Mexico
Graphic Packaging International (Shanghai) Co., Ltd.	China
Graphic Packaging International Spain, S.A.	Spain
Graphic Packaging UK Pension Trustee Company Ltd.	UK
Handschy Holdings, LLC	Delaware
Handschy Industries, LLC	Delaware
H.C. Bestehorn Gmbh	Germany
New Materials Limited	UK

Posbau S.A.	Poland
Posbau N.	Poland
Print Design & Graphics Limited	UK
PrinTech Systems B.V.	Netherlands
PT Graphic Packaging International Indonesia	Indonesia
Rengo Riverwood Packaging, Limited	Japan
Riverdale Industries, LLC	Delaware
ROB, Leunis & Chapman GmbH & Co KG	Germany
rlc packaging Gmbh	Germany
Shoo 553 Limited	UK
Spur Development, LLC	Delaware
Tama Paperboard, LLC	Delaware